Exhibit 10.2(27)

AMENDMENT NO. 31

TO THE

UPS RETIREMENT PLAN

WHEREAS, United Parcel Service of America, Inc. (“UPS”) and its affiliated corporations established the UPS Retirement Plan (“Plan”) for the benefit of its employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and

WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976 to comply with the Employee Retirement Income Security Act of 1974; and

WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, the most recent being Amendment No. 30; and

WHEREAS, this amendment to the Plan is adopted to (i) include in the Plan’s definition of Compensation the value of the restricted stock portion of awards made under the UPS Managers’ Incentive Plan at the time of award, even if such stock is not vested and (ii) provide that employees hired on or after January 1, 2006 will not accrue any Defined Dollar Benefit amounts.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended as follows:

1. Section 1.1(l) is hereby amended effective as of November 1, 2005

a.	By adding the following new second sentence immediately following the first sentence to read as follows:

“Notwithstanding anything to the contrary in the immediately preceding sentence, effective for awards made under the United Parcel Service, Inc. Incentive Compensation Plan on or after November 1, 2005, Compensation shall include the value (as of the award date) of the restricted stock unit portion of the award, even if unvested and not reported on the employee’s Form W-2 related to the year of the award.”

b.	By adding the following to the end of paragraph (9):

“; provided, however, that income attributable to the vesting of that portion of a management incentive award that is made in restricted stock units shall be excluded.”

EXECUTION COPY

2. Section 12.10 is hereby amended, effective January 1, 2006, to add Section 12.10(c)(5) as follows:

“(5) Notwithstanding any contrary provision of this Section 12.10, an individual hired by an Employer Company or a Related Employer on or after January 1, 2006 shall not earn a DDB amount.”

3. Section 12.10 is hereby amended, effective January 1, 2006, to add 12.10(d)(4) as follows:

“(4) This Section 12.10(d) shall not apply to any individual hired by an Employer Company or a Related Employer on or after January 1, 2006.”

4. Except as amended herein, the Plan as in effect before this Amendment No. 31 shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by its Board of Directors on this 20th day of December 2005, has caused this Amendment No. 31 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Allen E. Hill	/s/ Michael L. Eskew
Allen E. Hill Secretary	Michael L. Eskew Chairman